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                                                                     EXHIBIT 3.4

                    FORM OF AMENDED AND RESTATED BYLAWS
                                    OF
                              TELEGROUP, INC.

                            ARTICLE I.  OFFICES

      Section 1. The principal office of the corporation within the State of Iowa shall be located in the City of Fairfield, County of Jefferson.

      Section 2. The corporation may also have offices and places of business at such other places within or without the State of Iowa as the Board of Directors may from time to time determine or the business of the corporation may require.

                        ARTICLE II.  SHAREHOLDERS

      Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Wednesday in the month of April in each year, at the hour of 10:00 a.m., at the principal office of the corporation or at such other date, time and place as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, a shareholder's notice shall be delivered not less than 90 days prior to the first anniversary of the preceding year's meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

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     Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made
(A) the name and address of such shareholder, as they appear on the corporation's books, and the name and address of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws of the corporation, the language of the proposed amendment. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of shareholders, may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures. For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this paragraph, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President, the Secretary, or the Board of Directors. The holders of shares having not less than one-tenth of the voting power of the corporation may demand in writing stating the purpose or purposes, and signed, dated and delivered to the Secretary of the corporation, that a special meeting of the shareholders be held. The time, date and place of any such special meeting shall be determined by the Board of Directors or at its direction, by the Chairman. Business transacted at a special meeting of the shareholders shall be confined to the purpose or purposes of the meeting described in the notice of the meeting.

     Section 3. PLACE OF SHAREHOLDERS' MEETING. The Board of Directors may designate any place, either within or without the State of Iowa as the place of meeting for any annual meeting or for any special meeting of shareholders. If no designation is made the place of meeting shall be the principal office of the corporation in the State of Iowa.

     Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and

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hour of the meeting and, in case of a special meeting, the
purpose or purposes for which the meeting is called, shall be delivered not less than ten days, nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the Board of Directors, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. POSTPONEMENT OF MEETINGS. Any previously scheduled annual or special meeting of shareholders may be postponed by resolution of the Board of Directors upon public announcement (as defined in Article II, Section 1 of these Bylaws) made on or prior to the date previously scheduled for such annual or special meeting.

     Section 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the first date on which notice of the meeting is mailed or the day before the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. In order to determine the shareholders entitled to demand a special meeting, the record date shall be the sixtieth day preceding the date of receipt by the corporation of written demands sufficient to require the calling of such meeting, unless otherwise fixed by the Board of Directors. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

     Section 7. VOTING LISTS. After the record date for a meeting has been fixed, the officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged by voting group and within each voting group, in alphabetical order, with the address of and the number and class of shares held by each, which list, for a period beginning two business days after notice of the meeting was first given for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the corporation or at the place identified in the meeting notice in the city where the meeting will be held. The list shall be subject to inspection by any shareholder at any

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time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The list furnished to the corporation by its stock transfer agent shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 8. QUORUM. At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. No holder of any share of any class of stock of the corporation shall sell the vote pertaining to such share or issue a proxy to vote such share in consideration of any sum of money or anything of value.

     Section 10.  VOTING OF SHARES.    Except as may be otherwise provided by
the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one (1) vote in person or by proxy for each share of common stock standing in the holder's name on the stock transfer records of the corporation.

     Section 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted, either in person or by proxy, without a transfer of such shares. Shares standing in the name of a trustee

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may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of such shares into the name of the trustee.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares nor, absent special circumstances, shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Section 12. VOTING BY BALLOT. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                     ARTICLE III.  BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS; NOMINATIONS. Within the limits set forth in Article IV of the Articles of Incorporation, the number of directors of the corporation shall be as fixed from time to time by resolution of the Board of Directors. The directors shall be divided into classes, and hold office for the terms as provided in Article IV of the Articles of Incorporation. Directors need not be residents of the State of Iowa or shareholders of the corporation.

     Nominations of persons for election as directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as director only if written notice of such shareholder's intent is delivered to the Secretary of the corporation at the principal executive offices of the corporation (i) with respect to an election to be held at an annual meeting of shareholders, not later than 90 days prior to the first anniversary of the preceding year's annual meeting, or as set out below, and (ii) with respect to an election to be held

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at a special meeting of shareholders for the election of directors, not later than 10 days following the date on which public announcement (as defined in Article II, Section 1 of these Bylaws) of the date of such meeting is first made. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the annual meeting, notice by the shareholder must be delivered not less than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made.

      Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the name, address, age, and principal occupation or employment of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number and class of shares of the corporation which are owned by such shareholder and the beneficial owner, if any, and the number and class of shares, if any, beneficially owned by the nominee; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee that is required to be disclosed in connection with the solicitation of proxies for the election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if nominated). The Chairman of the Board or other person presiding at a meeting of shareholders may refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by these Bylaws, and in that event the defective nomination shall be disregarded.

     Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

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     Section 4.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at the director's business address, or by telephone, cable, telefax, wireless or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. QUORUM. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. MANNER OF ACTING. Except as otherwise specified in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for a term which shall expire at the next election of directors by the shareholders. A director elected by the shareholders to fill a vacancy shall be elected for the unexpired term of the director last elected by the shareholders with respect to the position being filled. Any directorship to be filled by reason of any increase in the number of directors by not more than thirty percent (30%) of the number of directors last approved by the shareholders, may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 9. COMPENSATION. By resolution of the Board of Directors, those directors who are not at the time active employees of the corporation may be paid an annual retainer and a fixed sum for attendance at each meeting of the Board of Directors. All directors may be


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reimbursed for expenses incurred in connection with their services. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 11. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

     Section 12. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution or resolutions adopted by a majority of the Board of Directors, designate from among its members an Executive Committee, Audit Committee, Compensation Committee or other Committees, each consisting of two (2) or more directors, and each of which, to the extent provided in any such resolution, shall have all the authority of the Board, except as provided by law, the Articles of Incorporation or these Bylaws. The Board of Directors may designate one or more directors as alternate members of any such Committee who may replace any absent member or members at any meeting of such Committee. Each such Committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board.

                         ARTICLE IV.  OFFICERS

     Section 1. NUMBER. The officers of the corporation shall be a Chairman of the Board, a President, one or more Senior Vice Presidents and one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and a Secretary, and such other officers as the Board of Directors may from time to time designate by resolution, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these Bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of Chairman of the Board, President, Vice President-Finance, Treasurer and Secretary.
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     Section 2.  ELECTION AND TERM OF OFFICE.  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until such officer's successor shall have been duly elected or until death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. VACANCIES. A vacancy in the office of Chairman of the Board or President because of death, resignation, removal, disqualification or otherwise, may be filled only by the Board of Directors for the unexpired portion of the term. A vacancy in any other office may be filled either by the Chairman of the Board or, after consultation with the Chairman of the Board, by the President.

     Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, subject to the control of the Board of Directors, and in conjunction with the President, shall in general supervise and control all of the business, policies and affairs of the corporation and all other officers of the corporation. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.  PRESIDENT.    The President, subject to the control of the
Board of Directors, and in conjunction with the Chairman of the Board, shall in general supervise and control all of the business, policies and affairs of the corporation and all other officers of the corporation. The President shall perform such duties as may be prescribed by the Board of Directors from time to time.

     Section 7. SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Each corporate Senior Vice President or Vice President shall perform such duties as may be assigned by the Board of Directors, or the Chairman of the Board or the President. A Senior Vice President or Vice President may be assigned the operating authority for managing one or more operating units or service operations of the corporation as established by the Board of Directors. Upon assignment by the Board of Directors of operating authority for an operation or service unit, such Senior Vice President or Vice President shall in general supervise and control all of the business and affairs of such operation or service unit, subject only to such supervision and direction as the

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Board of Directors, the Chairman of the Board or the President may provide.
Each Senior Vice President and Vice President shall be authorized to sign contracts and other documents related to the corporation or to the operations under such officer's supervision and control.

     Section 10.  VICE PRESIDENT-FINANCE.  The Vice President-Finance shall be
the principal and chief finance officer of the corporation.   In that
capacity, the Vice President-Finance shall keep and maintain, or cause to be kept and maintained accurate, correct books and records of accounts of the properties and business transactions of the corporation, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The Vice President-Finance shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Vice President-Finance shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, or President and or the Board of Directors, upon their request, an account of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, or the Chairman of the Board or the President.

     Section 11. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders, Board of Directors, and committees of the board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, unless such register is maintained by the transfer agent or registrar of the corporation; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors, or the Chairman of the Board or the President.

     Section 12. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (b) be responsible for filing all required tax returns, and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Board of Directors, or the Chairman of the Board, or the President or the Vice President-Finance.

     Section 13. THE CONTROLLER. The Controller shall maintain adequate records showing the financial condition of the corporation and the results of its operations by established

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accounting periods, and see that adequate audits thereof are regularly and currently made. The Controller shall perform such other duties as from time to time may be assigned by the Board of Directors, or the Chairman of the Board, or the President or the Vice President-Finance.

     Section 14. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board or the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, or by the Chairman of the Board, the President, or the Board of Directors. The Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Treasurer or by the Chairman of the Board, or the President, or the Board of Directors or the Vice President-Finance.

     Section 15. OTHER ASSISTANT AND ACTING OFFICERS. The Board of Directors or the Chairman of the Board or, after consultation with the Chairman of the Board, the President shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Chairman of the Board, the Board of Directors or, after consultation with the Chairman of the Board, by the President, shall have the power to perform all the duties of the office to which the person is so appointed to be assistant, or as to which the person is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

     Section 16. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors or by such committee or superior officer as may be designated by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of also being a director of the corporation.

            ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Chairman of the Board or the President may at any time execute and deliver any deeds, mortgages or bonds which the Board of Directors has authorized to be executed and delivered and may at any time execute and deliver any lease, bid, application, note, guarantee, consent, election, notice or other contract, document or instrument as may be required in the ordinary course and scope of the business of the corporation or as may be specifically authorized by the Board of Directors. The Chairman of the Board or the President may in writing delegate the foregoing authority, and may delegate authority to redelegate such authority, to any other officer or officers, agent or agents, or other persons and the authority so delegated may be general or confined to specific instances. The Board of Directors may authorize any other officer or officers, agent or agents or other persons to execute and deliver any other

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contracts, documents or instruments and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors, or committees or officers to whom the Board of Directors have delegated such authority may select.

         ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SHARES. Certificates for shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors. They shall be issued in consecutive order and shall be numbered in the order of their issue and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary, provided, however, that if any stock certificate is countersigned by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, any other signature, including that of any such officer, on such certificate may be a facsimile, engraved, stamped or printed. In case any officer or agent who has signed or whose facsimile signature shall be used on any stock certificate shall cease to be such officer or agent of the corporation because of death, resignation or otherwise before such stock certificate shall have been delivered by the corporation, such stock certificate may nevertheless be issued and delivered as though the person or agent who signed the certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or agent of the corporation.

     Section 2. TRANSFER OF SHARES. Upon surrender to the corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     Section 3. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat

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the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable claim or other interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Iowa.

     Section 4. LOST CERTIFICATES. Upon the making of an affidavit that a certificate has been lost or destroyed, the Board of Directors may direct that a new certificate be issued to the person alleging the loss or destruction of such certificate. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or such owner's legal representative to give the corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 5. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of Iowa as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                           ARTICLE VII.  FISCAL YEAR

     The fiscal year of the corporation shall be determined by the Board of Directors.

                           ARTICLE VIII.  DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                               ARTICLE IX.  SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                         ARTICLE X.  WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporations Act, a waiver thereof in writing, signed by the person or persons

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entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     ARTICLE XI.  INDEMNIFICATION OF DIRECTORS, OFFICERS OR EMPLOYEES

     Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent consistent with the laws of Iowa as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that the right to indemnification conferred in this Section shall be conditioned upon the corporation being afforded the opportunity to participate directly on behalf of such person in such proceeding and any settlement discussions relating thereto. The right to indemnification conferred in this Section shall be a contract right and shall, except with respect to an action or proceeding against the corporation by an employee who is neither a director nor an officer of the corporation, include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the corporation of an undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that the director, officer or employee is not entitled to be indemnified under this Section or otherwise.

     Section 2.  RIGHT OF CLAIMANT TO BRING SUIT.   If a claim under Section 1
of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Iowa law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the

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failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such person has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall create a presumption that the claimant has failed to meet the required standard of conduct.

     Section 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 4. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Iowa law.

     Section 5. EXPENSES AS A WITNESS. To the extent that any director, officer or employee of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, such person shall be reimbursed for all costs and expenses actually and reasonably incurred in connection therewith.

     Section 6. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article by the shareholders or the directors of the corporation shall not adversely affect any right or protection of a director, officer or employee of the corporation existing at the time of such amendment, repeal or modification.

      Section 7. SEVERABILITY. In the event any one or more of the provisions contained in this Article shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Article.

                       ARTICLE XII.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the affirmative vote of the holders of not less than 65% of the oustanding shares of voting stock of the corporation.


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